UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SUPPORT.COM, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Stephen E. Gillette, Esq. Jones Day 1755 Embarcadero Road Palo Alto, CA 94303 (650) 739-3997	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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Support.com, Inc., a Delaware corporation (“Support.com” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with its solicitation of proxies from its stockholders in connection with its 2016 Annual Meeting of Stockholders to be held on Friday, June 24, 2016, at 10:00 a.m., Pacific Time, at the Hyatt House Belmont/Redwood Shores hotel located at 400 Concourse Drive, Belmont, California 94002 and at any and all adjournments or postponements thereof (the “2016 Annual Meeting”). On May 12, 2016, Support.com filed with the SEC a revised definitive proxy statement and accompanying definitive WHITE proxy card in connection with its solicitation of proxies from its stockholders to be used at the 2016 Annual Meeting.

Investor Presentation First Used on June 8, 2016

Attached hereto is an investor presentation that Support.com is first using on June 8, 2016 in presentations to stockholders and proxy advisory firms. This investor presentation is being filed herewith because it may be deemed to be solicitation material in connection with Support.com’s solicitation of proxies from its stockholders to be used at the 2016 Annual Meeting. As previously announced, VIEX Opportunities Fund, LP — Series One, VIEX GP, LLC, VIEX Capital Advisors, LLC, BLR Partners LP, BLRPart, LP, BLRGP Inc., Fondren Management, LP, FMLP Inc., Eric Singer, Bradley L. Radoff, Joshua E. Schechter, Richard Bloom and Brian J. Kelley (collectively, the “VIEX Group”) have publicly disclosed that they intend to pursue a proxy contest in an effort to have their five proposed director candidates elected to Support.com’s board of directors (the “Support.com Board”) at the 2016 Annual Meeting and, thereby, replace five out of the current six members of the Support.com Board, including three highly-qualified and very experienced directors who were added to the Support.com Board within the past ninety days. Support.com strongly believes that the five nominees proposed by the VIEX Group lack the necessary and relevant experience, expertise and industry knowledge to advance the execution of Support.com’s strategic plan for growth and the creation of long-term stockholder value and, most importantly, lack the experience to determine when and how to refine and adapt Support.com’s strategic plan as needed in response to the support market’s changing dynamics.

As Support.com has also previously disclosed in its communications with stockholders, while the VIEX Group has been abundantly clear that it wants control of Support.com without paying Support.com stockholders any control premium, notably absent from the VIEX Group’s disruptive and inflammatory rhetoric is any specific and viable alternative strategic growth plan or any viable and substantive proposals on how it would drive the creation of long-term stockholder value were it to obtain control of the Support.com Board. Nor has the VIEX Group provided any substantive and viable ideas for enhancing stockholder value in the short-term. In addition, the VIEX Group has not provided any details on how such an abrupt change in control of the Suport.com Board, at a pivotal and critical time in Support.com’s trajectory, would be accomplished so as not to cause significant and substantial harm to Support.com’s business and prospects, including, but not limited to, Support.com’s relationships with its employees, customers and partners. Support.com believes its stockholders have been provided with scant information as to the VIEX Group’s ultimate intentions and plans if it was to abruptly obtain control of Support.com at the 2016 Annual Meeting.

Important Additional Information And Where To Find It

Support.com, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from Support.com’s stockholders in connection with the matters to be considered at Support.com’s 2016 Annual Meeting of Stockholders. On May 12, 2016, Support.com filed a revised definitive proxy statement and accompanying definitive WHITE proxy card with the SEC in connection with the solicitation of proxies from Support.com stockholders in connection with the matters to be considered at Support.com’s 2016 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such revised definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SUPPORT.COM WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the revised definitive proxy statement, any amendments or supplements to the proxy statement, the accompanying WHITE proxy card, and other documents filed by Support.com with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Support.com’s corporate website at www.Support.com or by contacting Support.com’s proxy solicitation firm, Mackenzie Partners, Inc., by mail at 105 Madison Avenue, New York, New York 10016, by phone at (212) 929-5500 (Call Collect) or Toll-Free (800) 322-2885, or by email at proxy@mackenziepartners.com.

© 2016 SUPPORT.COM Inc . All Rights Reserved. © 2016 SUPPORT.COM Inc . All Rights Reserved. SUPPORT.COM Investor Presentation, June, 2016 | Nasdaq: SPRT #Disrupt Support June 2016 © 2016 SUPPORT.COM Inc . All Rights Reserved.

© 2016 SUPPORT.COM Inc . All Rights Reserved. Safe Harbor Statement This presentation contains “forward - looking statements” as defined under the U . S . federal securities laws, including the Private Securities Litigation Reform Act of 1995 , and is subject to the safe harbors created by such laws . Forward - looking statements include, for example, all statements relating to expected financial performance (including without limitation statements involving growth and projections of revenue, margin, profitability, income (loss) from continuing operations, income (loss) per share from continuing operations, cash usage or generation, cash balance as of any future date, capital structure and other financial items) ; the plans and objectives of management for future operations, customer relationships, products, services or investments ; personnel matters ; and future performance in economic and other terms . Such forward - looking statements are based on current expectations that involve a number of uncertainties and risks that may cause actual events or results to differ materially from those indicated by such forward - looking statements, including, among others, our ability to retain and grow major programs, our ability to expand and diversify our customer base, our ability to market and sell our Support . com Cloud (formerly “Nexus®”) software - as - a - service (SaaS) offering, our ability to maintain and grow revenue, our ability to successfully develop new products and services, our ability to manage our workforce, our ability to operate in markets that are subject to extensive regulations, such as support for home security systems, our ability to control expenses and achieve desired margins, our dependence on a small number of customers and partners, our ability to attract, train and retain talented employees, the potential for acquisitions or other strategic transactions that deplete our resources or do not prove successful, privacy concerns, the potential for payment fraud issues, potential intellectual property, class action or other litigation, potential impairments of long lived assets, our ability to utilize and realize the value of our net operating loss carryforwards and how they could be substantially limited or permanently impaired, given our current market capitalization and cash position, if we experienced an “ownership change” as defined in Section 382 of the Internal Revenue Code and whether our recently adopted tax benefits preservation plan will be effective in reducing the likelihood of such an unintended ownership change from occurring, and risks, disruption, costs and uncertainty caused by or related to the actions of activist stockholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our stockholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity which may be exploited by our competitors, cause concern to our current or potential clients, and may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners, our ability to execute the cost reduction program involving the planned actions on the expected schedule, our ability to achieve the cost savings expected in connection with the cost reduction plan, the ultimate effect of any such cost reductions on our financial results, and our ability to manage the effects of the cost reduction plan on our workforce and other operations . These and other risks may be detailed from time to time in Support . com’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10 - K and its latest Quarterly Report on Form 10 - Q, copies of which may be obtained from www . sec . gov . Support . com assumes no obligation to update its forward - looking statements, except as may otherwise be required by the federal securities laws . 2

© 2016 SUPPORT.COM Inc . All Rights Reserved. Business Review The Paradigm Shift in Technical Support Services: Positioned for Diversification and Accelerated by Support.com Cloud Support.com Cloud: Grow Cloud Revenue with Differentiated Offering Powerful Combination: Services and Support.com Cloud Deliver Powerful Synergies 5 12 17 22 28 Table of Contents Financial Strategy: Achieve Non - GAAP Profitability for Full Year 2018 30 Now is the Time to Stay the Course 34 3 Board of Directors, Commitment to Governance 36 Preservation o f Assets and Path to Profitability 41 The Support.com Proxy Contest 47 Conclusion 53 Appendix 56 © 2016 SUPPORT.COM Inc . All Rights Reserved.

© 2016 SUPPORT.COM Inc . All Rights Reserved. Support.com: In Transition and at an Inflection Point 4 • In early 2014, Board defined Support.com’s new diversification strategy to address changing dynamics of traditional Premium Technical Support market – Formed new strategy based on anticipation of paradigm shifts in the technical support market – Hired new CEO, Elizabeth Cholawsky, a former executive at Citrix Systems, Inc., in May, 2014 – Committed to investment in commercial SaaS offering development, unlocking value of internally developed technology » Initial release of Cloud technology (Agent Support ) in Q3 2014 » Comprehensive product release (including self - service) in Q4 2015 – Goal to diversify revenue stream through blend of redesigned labor - based services programs and SaaS offering • Execution on strategy is gaining traction in evolving, growing markets – Technical Support Market and Support Interaction Optimization Market are large and growing – Managed operational execution through changes in existing programs while successfully beginning to diversify with new Services programs » Growing pipeline due to end - to - end support via Cloud – In Q1’16, booked more Support.com Cloud deals than in any prior quarter » Growing pipeline and targeting close of first enterprise opportunities in 2016 – Recently announced signed partnerships with Netsuite and Icontrol » Targeting additional strategic partnerships with prominent technology companies – Investments in diversifying revenue and growing SaaS offering beginning to have an impact • Driving to achieve non - GAAP profitability for FY2018

© 2016 SUPPORT.COM Inc . All Rights Reserved. Business Review SUPPORT.COM 5

© 2016 SUPPORT.COM Inc . All Rights Reserved. • Award - winning and differentiated , software - as - a - service offering provides end - to - end self - service to agent assisted support with unique Guided Path ® functionality • Value delivered includes improved customer experience, lower handle time, consistency and improved sales conversions • Market size growing to greater than $2.3B by 2020 • SaaS - based revenue is a predictable, reliable financial foundation that generates higher gross margins as revenue scales • Support.com Cloud has upside potential that has yet to be fully reflected in financial results Company Overview • Leading provider of SaaS technology and turnkey support services for next - generation technical support in the connected world • Revenue of $77M for FY2015 (90% Services, 2% Cloud, 8% end - user software) • 1600+ employees at end of Q1’16 CLOUD SUPPORT.COM | SERVICES SUPPORT.COM | • Since 2007, leading provider of turnkey technical support programs, now including onboarding services, problem resolution and Internet of Things ( IoT ) support • Service delivered via differentiated 1,400+ North American - based work - from - home agents as of Q1’16 • Comcast (60% in Q1’16) and Office Depot ( 17% in Q1’16) greater than 10% of revenue • Customer satisfaction consistently beats competition and industry benchmarks • Gross profit positive programs with large enterprise customers Services and Support.com Cloud deliver powerful synergies – accelerates learning, enhances service delivery, and helps close new deals and expand existing relationships 6

© 2016 SUPPORT.COM Inc . All Rights Reserved. Strong Relationship with Our Largest Customer • Provider of Tier 2 and Tier 3 technical support for Comcast since 2010 • Annual contract, renews every Dec 31 st – Paid by “productive hour” • Support.com is the largest wireless gateway vendor in the Comcast network; program launched Q3’13 – Highest Voice of Customer (VOC) ratings of all vendors – Received formal honors, recognizing our high level of performance • Support.com is the largest Xfinity Home vendor in the Comcast network; program launched Q2’14 – Highest Voice of Customer (VOC) ratings of all vendors – Includes consultative services projects as we partner with Comcast to develop this new, strategic IoT initiative • Comcast’s customer experience improvement efforts has led to reduction in call volume – Comcast has improved their subscriber support experience, reducing call - in rates by 11 million calls* – Impact of improvement efforts has resulted in revenue from Comcast decreasing from $15M+ as of Q1’15, to $10M as of Q1’16 – Expect revenue from Comcast to be at the lower end of the previously announced range of $8.5M - $10.0M per quarter for the remainder of 2016 7 *As stated by Neil Smit, Comcast Senior EVP, 4/27/2016 7

© 2016 SUPPORT.COM Inc . All Rights Reserved. • Partnership through many business transitions – Both Office Depot and Office Max were Support.com customers prior to the merger – Retained a consolidated services program under the merged organization • Office Depot has been a customer since 2007 and Office Max since 2009 • Grew program from $5.6M in 2008 (first full year) to $11.6M in 2015 • Focused on innovation through combination of Cloud capabilities and Services Programs for both Office Depot Associates and customers 8 Strong Retail Expertise Underlies Relationship with 2 nd Largest Customer 8

© 2016 SUPPORT.COM Inc . All Rights Reserved. $18.6 $20.2 $22.2 $22.0 $23.2 $20.6 $17.9 $15.7 $16.6 $14.2 - $15.0 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 Q1'14A Q2'14A Q3'14A Q4'14A Q1'15A Q2'15A Q3'15A Q4'15A Q1'16A Q2'16E Comcast launches XHome Historical Revenue 9 ($ Millions) Implemented Comcast program change from subscription model to productive hour model Office Depot price reduction as Office Depot/Office Max programs were consolidated Continued Comcast customer experience improvement efforts North American Service Provider ramped First Support.com Cloud Customer • Visibility into leveling out of Comcast revenue at the low end of $8.5 - $10M per quarter through 2016 • Expect total revenue between $60M - $64M for FY 2016 9

© 2016 SUPPORT.COM Inc . All Rights Reserved. $0.01 $0.01 $0.02 ($0.02) ($0.03) ($0.03) ($0.05) ($0.08) ($0.07) ($0.08) - ($ 0.10) ($0.12) ($0.10) ($0.08) ($0.06) ($0.04) ($0.02) $0.00 $0.02 $0.04 Q1'14A Q2'14A Q3'14A Q4'14A Q1'15A Q2'15A Q3'15A Q4'15A Q1'16A Q2'16E Investments Building a Path to Non - GAAP Profitability Continued to improve IT infrastructure *Non - GAAP EPS is a non - GAAP measurement that we believe is useful in understanding our financial performance and condition. Refe r to the non - GAAP reconciliation in the appendix for reconciliation Improved productive hour model expertise Expanded offshore capabilities Began redesigned operational infrastructure for scalable cloud delivery Expanded services go - to - market capabilities Buildout of SaaS dev team Attracted new services, product & marketing leadership Implemented cost reduction plan Cost reduction efforts offset by Proxy Contest costs in Q2 10 2 nd Half 2016 Anticipate lower losses moving forward as a result of cost reduction plan 2017 Reduced cash usage . Targeting cash balance exiting 2017 of $47M - $50M 2018 Targeting non - GAAP profitability for FY 2018. Non - GAAP results approximate cash usage/generation

© 2016 SUPPORT.COM Inc . All Rights Reserved. Diversify Services Customers Grow Cloud Revenue with Differentiated Offering Achieve Non - GAAP Profitability for Full Year 2018 Expand Visibility and Transparency within Financial Community Strategic Priorities 11

© 2016 SUPPORT.COM Inc . All Rights Reserved. The Paradigm Shift in Technical Support SUPPORT.COM 12

© 2016 SUPPORT.COM Inc . All Rights Reserved. Support Delivery Is Undergoing a Paradigm Shift TRADITIONAL SUPPORT TECHNOLOGY THEN CONNECTED SUPPORT TECHNOLOGY NOW Explosion of Devices and Apps Customers Are Demanding Self - Service The Business Mindset Is Evolving 13

© 2016 SUPPORT.COM Inc . All Rights Reserved. 0 5 10 15 20 25 2015 2020 Consumer Business: Cross-Industry Business: Vertical-Specific Source: Gartner press release , http://www.gartner.com/newsroom/id/3165317 , November 2015 > 4X GROWTH 21B 5B IoT Installed Units (Billions) The Number of Connected Devices Is Exploding Trends Driving the Paradigm Shift 37% 43% 50% 58% 68% 73% 76% 0% 20% 40% 60% 80% Twitter Virtual Agent Forums IM Email Voice Web Self-Service % Using Channel in Past 12 Months Source: Forrester Research, “Trends 2015: The Future Of Customer Service”, March 2015 Customers Are Requiring Ubiquitous Support 14

© 2016 SUPPORT.COM Inc . All Rights Reserved. Break/Fix Trouble - Shooting Traditional Customer Support Delivery Model Is Evolving User Directed Agent Directed 15

© 2016 SUPPORT.COM Inc . All Rights Reserved. User Directed Emerging Onboarding Enablement Omnipresent Support Customer Support Delivery Model Is Evolving Agent Directed 16

© 2016 SUPPORT.COM Inc . All Rights Reserved. SERVICES SUPPORT.COM Positioned for Diversification and Accelerated by Support.com Cloud 17

© 2016 SUPPORT.COM Inc . All Rights Reserved. $6.5 $5.7 $7.2 $5.7 $8.0 $5.9 $8.7 $6.0 $9.5 $6.2 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 $10.0 2015 Prior 2015 Updated 2016 Prior 2016 Updated 2017 Prior 2017 Updated 2018 Prior 2018 Updated 2019 Prior 2019 Updated Set-up & Install Support subscriptions 1X support Consumer Technical Support Services Source: Parks Associates, The Evolution of Tech Support: Global Trends and Outlook – 2014 and 2015 Annual Revenue ($B) The Evolving Technical Support Market 18

© 2016 SUPPORT.COM Inc . All Rights Reserved. Our Strong Heritage as a Support Leader • Leading provider of Premium Technical Support (PTS) since 2007 – Solve complex problems: home automation, networks, anti - virus, device optimization and IoT – Serving clients across a wide range of industries (retail, cable providers, software, ISP) • 1,400+ technically advanced, work - at - home agents across North America – Managing thousands of support interactions per day • Net Promoter Scores for Support.com’s direct subscribers above 80 for last 3 years – Consistently ranked among industry’s best • Programs are differentiated and gross profit positive 19

20

SUPPORT.COM

Our Services Competitive Advantage


High
Support Complexity
Low
Support.com
iYogi
PlumChoice
Radial Point
Square Trade
Asurion
Teleperformance
TeleTech
Sutherland
Alorica
Low
Breadth of Services Types Offered
High

- **Services programs lead the technical support industry**
- **Service program differentiators**
  - Technology-enabled service delivery
  - Full spectrum support via Cloud
  - North American agents
  - Scalable work-from-home model
  - Technical agent recruiting expertise

© 2016 SUPPORT.COM Inc. All Rights Reserved.

© 2016 SUPPORT.COM Inc . All Rights Reserved. Services Strategy: Diversifying our Customers • Have grown non - Comcast, non - Office Depot services revenue for the last 2 quarters • Expect to grow sequentially through 2016 • Since 2014, we have added new service providers of varying size • Added warranty and referral customers but these are smaller and lower growth than the service provider market • Added new North American Services Provider in late 2015 which represents ~$4M - $5M of annual revenue • Recently launched first remote tech support services program on major online retailer • Expect to continue to grow customer base throughout 2016 and beyond based on new opportunities in pipeline • Attracting new opportunities in Services due to end - to - end support via Cloud • New offering differentiates the customer experience through seamless escalation from self - service to agent - assisted support • Expanding Staples program due to Support.com Cloud capabilities • Expanding the pipeline to include online and brick - and - mortar retailers, warranty providers who are bundling product and IoT companies • Retailers focused on deflecting product returns through end - to - end support • Increased demand in self - service, aligning with the market evolution 21

© 2016 SUPPORT.COM Inc . All Rights Reserved. SUPPORT.COM CLOUD Grow Cloud Revenue with Differentiated Offering SUPPORT.COM 22

© 2016 SUPPORT.COM Inc . All Rights Reserved. 0 500 1000 1500 2000 2500 3000 2014 2020 Performance Mgmt Analytics Guided Resolution Remote Support Web Self-Service Addressing a Large, Growing Technology Market Source: Frost & Sullivan, “Support Interaction Optimization”, 2014 CAGR 12% $ 2.6B $ 1.3B Support Interaction Optimization $1M 23

© 2016 SUPPORT.COM Inc . All Rights Reserved. Support.com Cloud focuses on complex problem resolution, whether through self - service, agent - assisted support or a combination of both, via Guided Paths, or step - by - step guidance for solving specific problems Support.com Cloud Self Support Guided Paths: STEP - BY - STEP GUIDANCE Embedded Web | In - App Consumer Facing Seamless Escalation with Contextual Intelligence Open Platform allows integration with CRM, ERP and Proprietary Systems Data and Predictive Analytics Agent Support Remote Control SeeSupport (Video Support) Phone Chat • Developed as a software - as - a - service solution • Provides predicable, reliable revenue foundation over time • Contributes higher gross margins as revenue scales 24

25

SUPPORT.COM

Support.com Cloud is Uniquely Positioned


Interaction
Support Interaction Focus
Pre & Post Interaction
Support.com Cloud
Sight Call
Zing Tree
LogMein
Bomgar
Team Viewer
Five9
Salesforce
Microsoft
Zendesk
Oracle
Mind Touch
Pega systems
Kana
Point Solutions
Breadth of Solution
Suite Providers

- **Poised to capture open market window**
- **Support.com Cloud differentiators**
  - Full spectrum support
  - Focused on resolution interaction
  - Guided assistance
  - Emphasizes content and context
  - Embeddable in IoT and other applications
  - Built for integration and supporting partnerships in the broader ecosystem

© 2016 SUPPORT.COM Inc. All Rights Reserved.

26

SUPPORT.COM

Example Case Studies

Case Study 1

Overview & Challenges

- A Fortune 250 multichannel video and broadband provider
- Increase customer satisfaction
- Improve First Call Resolution (FCR)
- Reduce field service visits (truck rolls)

Solution

- SeeSupport live remote video from customer's smartphone or tablet camera
- Agent "eyes on the problem"
- Quick assessment of wiring, error codes, setup

Results

- **47% of cases where SeeSupport was used prevented truck rolls or equipment replacement**
- Reduced costs
- Reduced customer effort
- Improved customer satisfaction

Case Study 2

Overview & Challenges

upclick

- **Upclick –** Leading provider of e-commerce services and premium technical support
- Maximum sales conversions
- Reduce time to resolution
- Perform remote diagnostics

Solution

- Guided Paths® perform automated and advanced diagnostics and repair
- Eliminate the need for agents to identify and manually upload correct software
- Interaction Analytics enable constant monitoring of support interactions and device states

Results

- "We've seen a **17% increase in sales conversions when the sales rep uses Support.com® Cloud** to close the sale" -- Daniel Kapur, VP Operations, Upclick

© 2016 SUPPORT.COM Inc. All Rights Reserved.

© 2016 SUPPORT.COM Inc . All Rights Reserved. Growth in Usage Oct ‘15 Mar’16 Oct ‘15 Mar’16 Weekly Sessions Created Weekly Active Users Customer ROI Cloud Strategy: Grow Cloud Revenue with Differentiated Offering Weekly Active Users Warranty/Return Avoidance Troubleshoot & resolve mobile device issues Software Onboard SMB customers of cloud - based software tools IoT Providers Sales & service delivery for customers of tech support services PTS Providers Remote technical support services to consumers and small businesses 17% increase in sales conversations Empowerment of end users prior to agent assistance Agent consistency contributed business growth Reduction of product returns • Paying customers since Q3’14 • Wide - ranging market applicability showing in early 2016 as we delivered comprehensive end - to - end product in Q4’15 with release of Self - Support • Channel strategy has been contributing since Q2’15 – Became part of the NetSuite SuiteCloud Developer Network in Q2’16 – Growing pipeline of identified active mutual prospects – Established partnership with Icontrol security and home automation platform, used by almost all cable providers, in Q2’16 • Usage metrics growing quarter - over - q uarter 27 727 2600 - 3000 0 500 1000 1500 2000 2500 3000 3500 2015 2016E $488.00 At Least $2,000.00 $- $500.00 $1,000.00 $1,500.00 $2,000.00 $2,500.00 2015 2016E Thousands Cloud Metrics Seat Count ARR

© 2016 SUPPORT.COM Inc . All Rights Reserved. POWERFUL COMBINATION SUPPORT.COM Services and Support.com Cloud Deliver Powerful Synergies 28

© 2016 SUPPORT.COM Inc . All Rights Reserved. Services and Cloud Are a Powerful Combination • Companies’ labor based programs are being redesigned to empower the end - user through the use of technology • Support.com Cloud is playing a more strategic role in closing new services deals • Seamless escalation from self - service to agent - assisted support is critical • Self - Support Guided Paths with contextual escalation has become a significant competitive differentiator • Aligning services program opportunities with Cloud gives us a compelling edge to win new services programs, expand in existing accounts, and add more value to each of our partners • Service program expertise feeds Support.com Cloud • Use of Guided Paths and other functionality in Services programs provides faster product feedback • Facilitates understanding of new product requirements in emerging support markets • Support.com Cloud enables Support.com to deliver better services throughout the customer journey, increasingly critical in the connected world. Together, Support.com and Cloud enhances the value of either asset as stand - alone. • Personal Tech Assistant is a desktop and mobile app that uses Cloud self - service as an entry point to agent assisted support • First deployment will be at Office Depot • New Services opportunities are being driven by our ability provide technical innovation with our labor - based programs 29

© 2016 SUPPORT.COM Inc . All Rights Reserved. Growing Our Leadership in Support Services and Technology FINANCIAL STRATEGY Achieve Non - GAAP Profitability for Full Year 2018 SUPPORT.COM 30

© 2016 SUPPORT.COM Inc . All Rights Reserved. 31 *Revenue summary and target gross margin view excludes end user software Diversify Company Revenue Mix* Diversify Services Customer Mix Expand Company Gross Margins* Cost Reduction Plan Implemented in Q1’16 Announced cost reduction plan, reducing corp. headcount by ~20% from Q1’16 levels 155 149 160 179 212 220 209 202 198 0 50 100 150 200 250 Corporate Headcount 31 2016 - 2018: Building to Profitability

© 2016 SUPPORT.COM Inc . All Rights Reserved. 32 Results of Strategic Priorities • Targeting revenue between $60M and $64M • Targeting Cloud annual recurring revenue (ARR*) of at least $2M and seats between 2,600 and 3,000 exiting 2016 • Grow our non - Comcast, non - Office Depot programs • Implemented cost reduction plan in Q1’16, full impact by Q4’16 • Targeting non - GAAP earnings per share between ($0.19) and ($0.23) • Targeting cash balance at end of year between $52M and $54M 2016 2017 • Targeting cash balance exiting 2017 between $47M and $50M 2018 • Targeting profitability** for the full year 2018 (non - GAAP) *Annual Recurring Revenue (ARR) is calculated by multiplying the monthly seat price by the number of contracted seats on an annual basis **The Company’s non - GAAP financial measures exclude stock - based compensation expense, amortization of intangible assets and othe r, restructuring and impairment charges, acquisition expense, other non - recurring items and tax expense (benefit) associated with acquired goodwill. 2016 - 2018: Building to Profitability 32

© 2016 SUPPORT.COM Inc . All Rights Reserved. • $2.00 Price Target • Northland Capital Markets SPRT Company Update (4/28/2016) - “Solid and consistent growth in services and SaaS could lead SPRT to garner a 2x rev multiple, or $4.75 stock.” • $ 1.25 Price Target • Craig - Hallum SPRT Company Update (4/28/2016) - “SPRT reported Q1 results ahead of our estimates led by Comcast revenues that came in at the high end of expectations. The company continues to make operational improvements (new customer signings, announced OPEX cuts, improved cloud metrics) but we don’t think they’ve crossed the tipping point yet.” Expand Visibility and Transparency within Financial Community 33 • Hired internal IR professional with experience in Cloud technology • Increasing attendance at investor conferences and non - deal roadshows (NDRs) – Expecting to double attendance at investor conferences in 2016 • Targeting micro - cap and small - cap focused investors and SaaS sell - side analysts • Enhanced public disclosure – Provided longer - term impact of revenue diversification and gross margin improvement (Investor Day, September 2015) – Provided annual guidance for first time on Q4’15 Earnings call in February 2016 » 2016 annual revenue range » Full year 2016 non - GAAP EPS* » Cash and cash equivalents balance exiting 2016 and 2017 *The Company’s non - GAAP financial measures exclude stock - based compensation expense, amortization of intangible assets and other, res tructuring and impairment charges, acquisition expense, other non - recurring items and tax expense (benefit) associated with acquired goodwill. Craig - Hallum Northland Capital Markets 33

© 2016 SUPPORT.COM Inc . All Rights Reserved. Growing Our Leadership in Support Services and Technology NOW IS THE TIME TO STAY THE COURSE SUPPORT.COM 34

© 2016 SUPPORT.COM Inc . All Rights Reserved. Focused Strategy for Successful Transformation 1. Two years of investment on the cusp of real quantitative impact • Services opportunities being driven by anticipation of support paradigm shift • Two years of cloud investment; expecting to end 2016 with at least $2M in ARR and between 2600 and 3000 seats • Margin will improve through continued execution, addition of higher margin Services programs and scaling of Cloud revenue • Non - GAAP profitability projected for full year 2018 2. Support.com Cloud addresses the evolved view of support in the connected world • Differentiated, end - to - end solution includes Guided Paths, Contextual Intelligence, Remote/Video Control, and seamless escalation from self - service to agent assisted support • Impacting customers through improved customer experience, increased sales conversions, reduced training time, and reduced costs 3. Strong brand, reputation and proven results make Support.com an industry leader in Premium Tech Support services • Large enterprise: high - quality customers with stickiness • IoT presents attractive new opportunities • Expanding relationships and adding new programs to grow non - Comcast, non - Office Depot revenue 4. Services heritage and Support.com Cloud deliver powerful synergies • Unique competitive advantage enabling Support.com to better meet customers’ evolving needs • Accelerated learning, better product development and enhanced service delivery • Full spectrum support differentiates the customer experience through seamless escalation from self - service to agent assisted support 5. Focused strategic plan anticipated the needs of a changed support market • Customers proactively adopting self - service approach blended with agent assisted support • Customer demand has now aligned with needs of evolved tech support market 35

© 2016 SUPPORT.COM Inc . All Rights Reserved. Growing Our Leadership in Support Services and Technology BOARD OF DIRECTORS, COMMITMENT TO GOVERNANCE Recently Refreshed and Diverse Board of Highly - Qualified, Very Experienced and Engaged Directors is Overseeing the Development, Refinement and Execution of Support.com’s Strategic Plan SUPPORT.COM 36

37

SUPPORT.COM

Support.com's Board Has Been Recently Refreshed with Three New, Independent Board Members Added Since March 2016

- Support.com's Board, collectively, has substantial leadership, governance, business transformation, technology, product management, support services, sales, marketing, capital allocation, financial discipline, M&A and risk oversight experience and expertise relevant to the advancement of Support.com's strategic plan.
- Over the past year, the Support.com Board undertook a thorough search to identify new, independent directors with relevant qualifications, experiences and expertise to ensure that the Support.com Board has the right mix of insights, experiences and competencies to help oversee the development, execution and refinement of Support.com's strategic growth plan and the creation of long-term stockholder value.
- The Board's search for new, independent directors, which involved the use of a leading executive search firm, was initiated well before the VIEX Group began its inflammatory, distracting and self-interested campaign to seek control of Support.com.
- As a result of this director search and an extensive vetting process, 3 new highly-qualified, very experienced and independent directors - **Liz Fetter, Lowell Robinson and Tim Stanley** – were added to the Support.com Board within the past 90 days.
  - All three new directors are standing for election at the 2016 Annual Meeting.
  - All three new directors replaced incumbent directors who voluntarily resigned.
  - All three new directors have extensive senior management and governance experience at leading public companies.
  - **All three new directors have experience overseeing business transformations that drove stockholder value creation**.
  - All three new directors have public company board and leadership experience.
  - All three new directors are aligned with, and committed to acting in, the best interests of **ALL** stockholders
- The recently refreshed Support.com Board, including the three independent directors who were added within the past 90 days, balances the need for new insights and perspectives with the importance of preserving access to critical institutional knowledge and memory.

© 2016 SUPPORT.COM Inc. All Rights Reserved.

© 2016 SUPPORT.COM Inc . All Rights Reserved. • Member of the Board since October 2006. • Chair of Compensation and Strategy Committees; Nominating/Governance Committee member . • Extensive institutional knowledge of Support.com and the support market. • Extensive experience in executive management, sales, marketing and M&A. • Former member of Adobe Incorporated’s executive management team where he was instrumental in driving Adobe’s growth from $900 million to almost $2 billion in annual revenue. JIM STEPHENS Recently Refreshed Board of Highly - Qualified, Experienced and Engaged Directors is Overseeing the Development, Refinement and Execution of Support.com’s Strategic Plan Chairman Of The Board & Independent Director • Joined Support.com in May 2014 as President and CEO and in July 2014 became a member of the Board. • An award - winning product thought leader with deep expertise leading the development and marketing of innovative SaaS offerings for support - related markets. • Prior management and executive roles with Citrix Systems, Inc. where she revitalized product development and client services, grew customer satisfaction and retention to their highest levels, and expanded key products to a broader market, all while continuing to lead the GoToAssist and GoToMyPC products in their #1 position in their respective markets for 5 consecutive years. ELIZABETH CHOLAWSKY Director • Member of the Board since March 2016. • Member of Strategy and Audit Committees. • As a five - time former CEO, brings significant leadership and technology experience to Support.com, having led companies in networking, equipment and B2B SaaS spaces. • Extensive experience overseeing business transformations at technology companies resulting in revenue growth and value creation for stockholders. • Extensive public company board and leadership experience. LIZ FETTER Independent Director (Added to Board in March 2016) 38

© 2016 SUPPORT.COM Inc . All Rights Reserved. Recently Refreshed Board of Highly - Qualified, Experienced and Engaged Directors is Overseeing the Development, Refinement and Execution of Support.com’s Strategic Plan • Member of the Board since February 2011. • Chair of Nominating/Governance Committee; Compensation Committee member. • More than 30 years of leadership experience in service, sales, and marketing, including at technology companies such as Diebold, Inc. and IBM Corporation. • Extensive experience leading large - scale world - class technical support operations. • Former CEO of Trivac Ltd. (d/b/a LIT OnLine), an e - learning SaaS platform company. TONI PORTMANN • Member of the Board since March 2016. • Chair of Audit Committee; Compensation Committee Member. • 30 years of global strategic, financial, turnaround and M&A experience. • Prior senior leadership roles at both public and private technology and software services companies, including well - known technology companies such as HotJobs.com. • Extensive public company board and leadership experience. LOWELL ROBINSON Independent Director (Added to Board in March 2016) Independent Director • Member of the Board since March 2016. • Member of Nominating/Governance, Audit and Strategy Committees. • Award - winning technology leader and innovator in cloud - based and technology solutions. • Extensive experience in developing and bringing to market cloud - enabled solutions for a broad range of enterprise customers. • Prior senior executive and technology leadership roles at SalesForce.com and Harrah’s. • Public company board and leadership experience as well as past service as an advisor and/or board member at a number of privately - held technology companies. TIM STANLEY Independent Director (Added to Board in March 2016) 39

© 2016 SUPPORT.COM Inc . All Rights Reserved. 40 x All directors stand for election annually x All directors (other than CEO) qualify as independent directors under NASDAQ listing standards x Audit , compensation and nominating committee memberships restricted to independent directors x Independent and highly - qualified Chairman of the Board x Independent directors meet without management x Board refreshment (3 of the 6 directors have joined the Board since March 2016) x Board diversity (half of the Board’s members are women) x Risk oversight by the full Board and its committees x Stockholders have the right to remove directors with or without cause x Stock ownership guidelines for executive officers and directors x Clear and robust corporate governance guidelines x Annual Board and committee self - evaluations x Board orientation and education program x Anti - hedging and anti - pledging policy applicable to all directors and employees x Submission of tax benefits preservation plan for stockholder ratification at 2016 Annual Meeting Refreshed Board of Directors Committed to Highest Standards of Corporate Governance

© 2016 SUPPORT.COM Inc . All Rights Reserved. Growing Our Leadership in Support Services and Technology PRESERVATION OF ASSETS AND PATH TO PROFITABILITY Recently refreshed board of directors is taking decisive action to preserve assets, reduce cash burn rate and accelerate Support.com’s path to profitability SUPPORT.COM 41

© 2016 SUPPORT.COM Inc . All Rights Reserved. • As of December 31, 2015, Support.com had approximately $126.2 million of (pre - tax) federal net operating loss carryforwards, or NOLs, that could potentially be utilized in certain circumstances to offset Support.com’s future taxable income and reduce its federal income tax liability. • Support.com’s ability to benefit from its NOLs would be substantially limited by Section 382 of the Internal Revenue Code if an “ownership change” occurred. A company experiences an “ownership change” for tax purposes if the percentage of stock owned by one or a group of its 5% stockholders (as defined for tax purposes) increases by more than 50 percentage points over a rolling three - year period over the lowest percentage of stock of such corporation owned by such stockholders at any time during that period. • Some of the limitations associated with Section 382 focus on the relative size of a corporation’s “non - business assets,” or investment assets (including cash, cash equivalents and marketable securities), to its equity value making Support.com’s commercial risk from a Section 382 limitation triggering event particularly acute given the relative size of its current cash on hand to its market capitalization. • Given Support.com’s current cash position and current market capitalization, if Support.com was to currently experience an ownership change, it would be subject to Section 382’s “non - business asset” limitation which would result in Support.com permanently losing all $126.2 million of its NOLs . Recently Refreshed Board of Directors is Taking Decisive Action to Preserve Support.com’s Substantial NOLs (Approximately $126.2 million as of December 31, 2015) 42

© 2016 SUPPORT.COM Inc . All Rights Reserved. • On April 20, 2016, the recently refreshed Board of Directors, after consulting with its legal, tax and financial advisors, to ok decisive action to approve the adoption of a tax benefits preservation plan in the form of a Section 382 Rights Agreement designed to protect Support.com’s NOLs from being limited or permanently lost. • The tax benefits preservation plan replaced Support.com’s limited duration stockholder rights plan, which has been terminated. • The tax benefits preservation plan is intended to prevent Support.com’s NOLs from being limited or permanently lost under Section 382 by reducing the likelihood of an unintended “ownership change” occurring. • The tax benefits preservation plan is intended to act as a deterrent to any person acquiring beneficial ownership of 4.99% or more of Support.com’s outstanding common stock without the approval of the Board. Stockholders who beneficially owned 4.99% or more of Support.com’s outstanding common stock prior to the first public announcement by Support.com of the plan do not trigger the plan unless they acquire additional shares. • The Board retains the ability to exempt any person or group from the penalties imposed by the tax benefits preservation plan. • The preferred stock purchase rights and the tax benefits preservation plan will expire no later than April 20, 2019. • The preferred stock purchase rights and the tax benefits preservation plan may also expire on an earlier date upon the occurrence of other events, including a determination by Support.com’s Board that (i) the tax benefits preservation plan is n o longer necessary or desirable for the preservation of Support.com’s tax attributes, or (ii) no tax attributes may be carried forward. Recently Refreshed Board of Directors is Taking Decisive Action to Preserve Support.com’s Substantial NOLs (Approximately $126.2 million as of December 31, 2015) 43

© 2016 SUPPORT.COM Inc . All Rights Reserved. While Not Required by Charter Documents or Applicable Law, Stockholders Will Vote on the Section 382 Tax Benefits Preservation Plan at the 2016 Annual Meeting • Support.com is submitting the tax benefits preservation plan, which is similar to tax benefits preservation plans adopted by many other public companies with significant tax assets, for stockholder ratification at its 2016 Annual Meeting of Stockholders . • Stockholder ratification of the tax benefits preservation p lan is not required by applicable law or by Support.com’s Restated Certificate of Incorporation, Amended and Restated Bylaws or other governing documents. • Support.com’s Board has determined to request stockholder ratification of the adoption of the tax b enefits preservation plan to determine the viewpoint of stockholders on the advisability of the tax benefits p reservation p lan and as a matter of good corporate governance . • Support.com’s tax benefits preservation plan was designed to comply with the policies of the leading proxy advisory firms and, in that regard, includes a sunset provision which provides that the term of the tax benefits preservation plan expires upon the earlier of three years from the date of adoption and the exhaustion of the NOLs. 44

© 2016 SUPPORT.COM Inc . All Rights Reserved. • On April 22, 2016, less than sixty days after the three new independent directors joined the Support.com Board, the recently refreshed Board of Directors adopted an aggressive cost reduction plan. • The cost reduction plan is intended to reduce Support.com’s longer term cash burn rate and accelerate its path to profitability on a non - GAAP basis. • The cost reduction plan involves substantial expense reductions as well as corporate headcount reductions of approximately 20% measured as of the end of the first fiscal quarter of 2016 and is intended to result in a more optimized cost structure for Support.com while still preserving Support.com’s ability to execute on its strategic growth plan. • Support.com anticipates that the actions contemplated by the cost reduction plan will be taken primarily in the second fiscal quarter of 2016, and that the full impact of these actions will be reflected in Support.com’s financial statements by the fourth fiscal quarter of 2016. Recently Refreshed Board of Directors is Taking Decisive Action to Reduce Support.com’s Cash Burn Rate and Accelerate its Path to Profitability 45

© 2016 SUPPORT.COM Inc . All Rights Reserved. • We anticipate the cost reduction plan will allow us to expedite our previously communicated path to profitability and positio n Support.com to become profitable on a non - GAAP basis for the full year of 2018.* • This is a substantially improved outlook compared to the view Support.com gave at its September 2015 Investor Day, where Support.com communicated becoming breakeven on a non - GAAP basis exiting 2018. • This aggressive cost reduction plan is only one of a number of actions and initiatives being considered by the refreshed Board of Directors as it examines how Support.com can effectively execute its strategic growth plan while at the same time controlling and optimizing its cost structure so that Support.com’s path to profitability is accelerated. *The Company’s non - GAAP financial measures exclude stock - based compensation expense, amortization of intangible assets and other, restructuring and impairment charges, acquisition expense, other non - recurring items and tax expense (benefit) associated with acquired goodwill. Recently Refreshed Board of Directors is Taking Decisive Action to Reduce Support.com’s Cash Burn Rate and Accelerate its Path to Profitability 46

© 2016 SUPPORT.COM Inc . All Rights Reserved. Growing Our Leadership in Support Services and Technology THE SUPPORT.COM PROXY CONTEST The VIEX Group is Seeking Control of Support.com Without Presenting any Alternative Strategic Plan or Substantive and Viable Ideas for Growing Stockholder Value SUPPORT.COM 47

© 2016 SUPPORT.COM Inc . All Rights Reserved. o VIEX Capital Advisors, LLC and the other members of its dissident investor group, including Eric Singer, Bradley Radoff and Joshua Schechter (the “VIEX Group”), who beneficially own, in the aggregate, approximately 14.9% of our shares, are waging a costly and distracting proxy contest to abruptly take control of Support.com’s recently refreshed Board. o The VIEX Group is seeking to take control of Support.com by replacing 5 of the 6 members of the Support.com Board – including the 3 Board members who joined the Support.com Board within the last 90 days – with its own nominees, three of whom are affiliates of the VIEX Group. o Support.com strongly believes the 5 nominees proposed by the VIEX Group, none of whom have any experience at technology companies providing cloud - based support services, lack the necessary and relevant experience, expertise and industry knowledge to advance the development and execution of our strategic plan for growth and the creation of long - term stockholder value and, most importantly, lack the experience to determine when and how to refine and adapt our strategic plan as needed in response to the support market’s changing dynamics. o The VIEX Group’s highly vocal campaign is focused on making numerous inflammatory and misleading statements in an effort to distract stockholders from its lack of any substantive and viable ideas or alternative strategic plan for creating long - term stockholder value or even anything viable for unlocking stockholder value in the short - tem. o The VIEX Group has not provided any details on how its plans to abruptly take control of the Support.com Board would not cause significant and substantial harm to our business and prospects, including, but not limited to, our relationships with o ur employees, customers and partners. The VIEX Group is Seeking to Abruptly Take Control of Support.com Through its Proxy Contest to Replace Five out of the Six Members of the Support.com Board 48

© 2016 SUPPORT.COM Inc . All Rights Reserved. o The VIEX Group has NOT presented any specific and viable alternative strategic growth plan or any viable and substantive proposals on how it would drive the creation of long - term stockholder value were it to obtain control of the Support.com Board. o In addition, the VIEX Group has NOT provided any substantive and viable ideas for enhancing stockholder value in the short - term. o The VIEX Group’s ill - conceived theories for how stockholder value can be enhanced at Support.com are thin on facts, substance and viability , reflect no understanding of the support industry or its changing dynamics, and are nothing more than a thinly - veiled attempt to further its self - interested agenda of seizing control of Support.com without paying our stockholders a control premium . o The VIEX Group’s theories that we should immediately sell Support.com’s promising Cloud business or the company as a whole – possibly in the form of a “fire sale” – are misguided and short - sighted approaches that would completely derail the progress Support.com has made implementing its strategic growth plan and could deprive stockholders of a high - potential opportunity to realize long - term value from their investment in Support.com. o However misguided the VIEX Group may be in seeking a “fire sale” of Support.com or its assets, the VIEX Group has never articulated any detailed plan on how it would even accomplish a sale of Support.com given Support.com’s ongoing transition and current stock price and, regardless of how short - sighted such a sale may be, whether it is even a practical or viable option for Support.com. o Nor has the VIEX Group ever proposed any specific transaction that it believes the Support.com Board should consider. The VIEX Group Has Not Presented Any Alternative Strategic Plan or Substantive and Viable Ideas for Creating Long - Term Stockholder Value 49

© 2016 SUPPORT.COM Inc . All Rights Reserved. o We believe that if the VIEX Group was able to replace 5 out of the 6 members of the Support.com Board, it would completely de rai l the progress Support.com has made implementing its strategic growth plan and could deprive stockholders of a high - potential opportun ity to realize long - term value from their investment in Support.com. o The VIEX Group has not provided any details on how its plans to abruptly take control of the Support.com Board would not caus e significant and substantial harm to our business and prospects, including, but not limited to, our relationships with our emp loy ees, customers and partners . o The VIEX Group has also not detailed how it would avoid an abrupt change in control from causing the perception of a change i n t he direction of the business, instability or lack of continuity which could be exploited by Support.com’s competitors . o Were the VIEX Group to take control of Support.com, such an abrupt change in control now could have significant adverse effec ts on Support.com, including that, among other things, it could: o Cause the perception of a change in the direction of the business, instability or lack of continuity which could be exploited by Support.com’s competitors, o Cause concern to our current and potential customers, o Result in the loss of potential business opportunities, and o Make it more difficult for us to attract and retain qualified personnel and business partners. If the VIEX Group Were to Abruptly Take Control of Our Board at Such a Pivotal and Critical Time in Our Trajectory, Our Business and Prospects Could Be Harmed 50

© 2016 SUPPORT.COM Inc . All Rights Reserved. o The current members of our recently refreshed Board, including the three independent directors who joined our board within the past 90 days, collectively, have substantial experience and expertise relevant to the advancement of our strategic plan, including experience in developing and marketing cloud - based services for the enterprise, and, most importantly, are extremely capable of assessing when and how to refine and adapt our strategic plan as needed in response to the market’s changing dynamics. o In stark contrast to the members of our recently refreshed Board, we strongly believe the five nominees proposed by the VIEX Group lack the necessary and relevant experience and expertise, including absolutely no knowledge or experience developing and marketing cloud - based services, to advance the execution of our strategic plan for growth and the creation of long - term stockholder value and, most importantly, lack the experience to determine when and how to refine and adapt our strategic plan as needed in response to the support market’s changing dynamics. o Given the transition under way at Support.com, we are concerned that the lack of relevant knowledge and expertise of the VIEX Group and its proposed nominees make them ill - suited to abruptly take control of the Support.com Board and oversee Support.com’s strategic direction at such a pivotal and critical time in Support.com’s trajectory. o We are also concerned that the nominees proposed by the VIEX Group, particularly the three nominees who are affiliates of the VIEX Group, may not be aligned with the best interests of all stockholders given that the VIEX Group’s members are relatively new investors in Support.com and appear to have an agenda focused on the short - term as opposed to the development of a strategic plan that grows long - term stockholder value. We Believe the VIEX Group’s Nominees Lack the Relevant Experience Necessary To Develop, Advance and Refine Our Strategic Growth Plan 51

© 2016 SUPPORT.COM Inc . All Rights Reserved. o Support.com strives to maintain constructive, ongoing communications with all of its stockholders and welcomes and values the ir input. o Since last October, when the VIEX Group first publicly disclosed its ownership of more than 10% of our common stock, members of your Board and management team have been engaged in an ongoing dialogue with the VIEX Group to discuss their views on your Board’s composition, governance, business strategy and performance. o On numerous occasions, we also engaged in numerous discussions with the VIEX Group to discuss potential paths for avoiding a pro xy contest. o During the course of our numerous discussions with the VIEX Group and its representatives, we never received from the VIEX Group any alternative strategic plan or any substantive and viable ideas for creating long - term stockholder value or even any viable and p ractical ideas for enhancing stockholder value in the short - term . o Last December, we indicated to the VIEX Group that we were willing to agree to appoint to the Board two mutually agreeable ca ndi dates, each of whom would have no prior relationship with Support.com, any current member of the Board or Support.com’s management o r a ny member of the VIEX Group and would qualify as an independent director for purposes of Nasdaq’s listing standards. Unfortunately, the VIEX Group refused to engage with us on our settlement proposal and insisted that the only settlement framework that they wou ld consider would be one where members of the VIEX Group or one of its long - time associates would be added to your Board . o Rather than constructively work with us to achieve a mutually acceptable resolution that serves the best interests of ALL Sup por t.com stockholders, the VIEX Group has chosen to subject Support.com to a costly, distracting and unnecessary proxy contest to further its goal of obtaining control of your Board to further its self - interested and short - sighted agenda . These resources could be better devoted to continuing to implement our strategic growth plan to drive more predictable revenue, profitable growth and enhance value f or ALL Support.com stockholders. We Have Attempted on Numerous Occasions to Constructively and in Good Faith Engage With the VIEX Group to Avoid a Proxy Contest 52

© 2016 SUPPORT.COM Inc . All Rights Reserved. CONCLUSION SUPPORT.COM 53

54

SUPPORT.COM

Support.com Stockholders Should Vote the WHITE Proxy Card FOR ALL Six of the Highly-Qualified and Experienced Nominees Recommended by the Support.com Board

- Support.com's transition strategy has been precisely defined and its execution is well underway. Our strategy is generating momentum and presents a clear path for capitalizing on the support market's changing dynamics, growing our revenue and enhancing long-term value for stockholders.
- The recently refreshed Support.com Board of Directors is taking decisive action to transition Support.com and position it for long-term revenue growth and sustained profitability, which we believe will ultimately enhance the value for **ALL** stockholders.
- The current members of our recently refreshed Board, including the three independent directors who joined our board within the past 90 days, collectively, have substantial industry experience and expertise relevant to the advancement of our strategic plan, including experience in developing and marketing cloud-based services, and, most importantly, are extremely capable of assessing when and how to refine and adapt our strategic plan as needed in response to the market's changing dynamics.
- In stark contrast to the members of our recently refreshed Board, **we strongly believe the five nominees proposed by the VIEX Group lack the necessary and relevant experience and expertise to advance the execution of our strategic plan for growth and the creation of long-term stockholder value and, most importantly, lack the experience to determine when and how to refine and adapt our strategic plan as needed in response to the support market's changing dynamics.**
- **While the VIEX Group is seeking control of Support.com without offering our stockholders any control premium, the VIEX Group has not presented any alternative strategic plan or substantive and viable ideas for creating long-term stockholder value nor has it presented any viable plan for executing on its own short-sighted theories for unlocking stockholder value in the short-term.**
- Given the transition under way at Support.com, we are concerned that the lack of relevant knowledge and expertise of the VIEX Group and its proposed nominees make them ill-suited to abruptly take control of the Support.com Board and oversee Support.com's strategic direction at such a pivotal and critical time in Support.com's trajectory.
- We also believe that surrendering control of Support.com now to the VIEX Group could lead to the perception of a change in the direction of the business, instability or lack of continuity which may be exploited by our competitors, cause concern to our current and potential customers, result in the loss of potential business opportunities and make it more difficult for us to attract and retain qualified personnel and business partners.

© 2016 SUPPORT.COM Inc. All Rights Reserved.

55



SUPPORT.COM

THANK YOU

Contact Investor Relations:
+1 650 556 8595
IR@Support.com

@support_com
#DisruptSupport

Important Additional Information

Support.com, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from Support.com's stockholders in connection with the matters to be considered at Support.com's 2016 Annual Meeting of Stockholders. On May 12, 2016, Support.com filed a revised definitive proxy statement and accompanying definitive WHITE proxy card with the SEC in connection with the solicitation of proxies from Support.com stockholders in connection with the matters to be considered at Support.com's 2016 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such revised definitive proxy statement, including the schedules and appendices thereto. **INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY SUPPORT.COM WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.** Stockholders may obtain the revised definitive proxy statement, any amendments or supplements to the proxy statement, the accompanying WHITE proxy card, and other documents filed by Support.com with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Support.com's corporate website at www.Support.com or by contacting Support.com's proxy solicitation firm, Mackenzie Partners, Inc., by mail at 105 Madison Avenue, New York, New York 10016, by phone at (212) 929-5500 (Call Collect) or Toll-Free (800) 322-2885, or by email at proxy@mackenziepartners.com.

© 2016 SUPPORT.COM Inc. All Rights Reserved.

© 2016 SUPPORT.COM Inc . All Rights Reserved. APPENDIX 2016 900 Chesapeake Drive, 2nd Floor Redwood City, California 94063 Tel : +1 650 - 556 - 8595 Email : IR@support.com Facebook.com/support.com @support.com 56

57

SUPPORT.COM

Reconciliation of GAAP Financial Results to non-GAAP Financial Measures

(in thousands, except per share amounts)
(unaudited)

	Three Months Ended								
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016
Revenue	$ 18,613	$ 20,178	$ 22,231	$ 21,969	$ 23,157	$ 20,600	$ 17,865	$ 15,711	$ 16,597
GAAP cost of revenue	$ 13,201	$ 14,759	$ 16,209	$ 17,277	$ 18,544	$ 15,935	$ 14,485	$ 13,011	$ 13,979
Stock-based compensation expense (Cost of revenue portion only)	(90)	(49)	(79)	(64)	(66)	(65)	(64)	(49)	(58)
Other non-recurring items	-	(150)	-	-	-	-	-	-	-
Non-GAAP cost of revenue	$ 13,111	$ 14,560	$ 16,130	$ 17,213	$ 18,478	$ 15,870	$ 14,421	$ 12,962	$ 13,921
GAAP operating expenses	$ 5,841	$ 5,998	$ 6,066	$ 6,790	$ 7,060	$ 21,602	$ 7,299	$ 7,861	$ 7,295
Stock-based compensation expense (Excl. cost of revenue portion)	(532)	(584)	(724)	(753)	(645)	(718)	(671)	(637)	(603)
Amortization of intangible assets and other	(273)	(273)	(273)	(272)	(268)	(267)	(267)	(267)	(267)
Restructuring and impairment charges	-	-	-	-	-	(14,240)	-	-	-
Non-GAAP operating expenses	$ 5,036	$ 5,141	$ 5,069	$ 5,765	$ 6,147	$ 6,377	$ 6,361	$ 6,957	$ 6,425
GAAP income tax provision (benefit)	$ 125	$ 132	$ 128	$ 355	$ 126	$ (1,227)	$ 60	$ 76	$ 52
Tax expense (benefit) associated with acquired goodwill	(71)	(71)	(77)	(66)	(71)	1,275	-	-	-
Charges for uncertain tax positions	-	-	-	(306)	-	-	-	-	-
Non-GAAP income tax provision	$ 54	$ 61	$ 51	$ (17)	$ 55	$ 48	$ 60	$ 76	$ 52
GAAP loss from continuing operations, after income taxes	$ (476)	$ (649)	$ (95)	$ (2,376)	$ (2,473)	$ (15,604)	$ (3,866)	$ (5,126)	$ (4,596)
Stock-based compensation expense	622	633	803	817	711	783	735	686	661
Amortization of intangible assets and other	273	273	273	272	268	267	267	267	267
Tax expense (benefit) associated with acquired goodwill	71	71	77	66	71	(1,275)	-	-	-
Restructuring and impairment charges	-	-	-	-	-	14,240	-	-	-
Other non-recurring items	-	150	-	306	-	-	-	-	-
Total impact of Non-GAAP exclusions	966	1,127	1,153	1,461	1,050	14,015	1,002	953	928
Non-GAAP income (loss) from continuing operations, after income taxes	$ 490	$ 478	$ 1,058	$ (915)	$ (1,423)	$ (1,589)	$ (2,864)	$ (4,173)	$ (3,668)
Loss from continuing operations, after income taxes									
Basic - GAAP	$ (0.01)	$ (0.01)	$ (0.00)	$ (0.04)	$ (0.05)	$ (0.29)	$ (0.07)	$ (0.09)	$ (0.08)
Basic - Non-GAAP	$ 0.01	$ 0.01	$ 0.02	$ (0.02)	$ (0.03)	$ (0.03)	$ (0.05)	$ (0.08)	$ (0.07)
Diluted - GAAP	$ (0.01)	$ (0.01)	$ (0.00)	$ (0.04)	$ (0.05)	$ (0.29)	$ (0.07)	$ (0.09)	$ (0.08)
Diluted - Non-GAAP	$ 0.01	$ 0.01	$ 0.02	$ (0.02)	$ (0.03)	$ (0.03)	$ (0.05)	$ (0.08)	$ (0.07)
Shares used in computing per share amounts (GAAP)									
Basic	53,313	53,798	54,028	54,184	54,237	54,441	54,637	54,792	54,886
Diluted	53,313	53,798	54,028	54,184	54,237	54,441	54,637	54,792	54,886
Shares used in computing per share amounts (Non-GAAP)									
Basic	53,313	53,798	54,028	54,184	54,237	54,441	54,637	54,792	54,886
Diluted	53,684	53,864	54,159	54,184	54,237	54,441	54,637	54,792	54,886

The adjustments above reconcile the Company's GAAP financial results to the non-GAAP financial measures used by the Company. The Company's non-GAAP financial measures exclude stock-based compensation expense, amortization of intangible assets and other, restructuring and impairment charges, acquisition expense, other non-recurring items, charges for uncertain tax positions and tax expense associated with acquired goodwill. The Company believes that presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, the Company's GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures. See the text of the associated press release for more information on non-GAAP financial measures.

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